UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
OCTOBER 30, 2007
ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-26906	22-3388607

(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-567-5648
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrantunder any of the following provisions (see General Instruction A.2 below): N/A
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits.
SIGNATURE

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 30, 2007, the board of directors of Asta Funding, Inc. (the Company) unanimously approved a motion to amend the Company’s bylaws to expand the form of ownership of shares of stock from “certificated” to “certificated or uncertificated.” The amendment was adopted in response to new rules issued by NASDAQ that require NASDAQ-listed companies to be eligible for a Direct Registration Program. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates. However, listed securities must be “eligible” for such a program. The Company believes the adoption of this amendment permits its securities to be eligible for such a program.
Item 9.01. Financial Statements and Exhibits.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Exhibits.
               3.01 Bylaws of Asta Funding, Inc.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signedon its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.
Date: October 30, 2007	By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Financial Officer